UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant X
                       --
Filed by a Party other than the Registrant
                                          --
Check the appropriate box:

         Preliminary Proxy Statement
--
         Confidential, for Use of the Commission Only (as permitted by Rule
--       14a-6(e)(2))
 X       Definitive Proxy Statement
--
         Definitive Additional Materials
--
         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
--
                           DELTA AND PINE LAND COMPANY
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

                        ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X     No fee required.
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--      1.  Title of each class of securities to which transaction applies:
        2.  Aggregate number of securities to which transaction applies:
        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4.  Proposed maximum aggregate value of transaction:
        5.  Total fee paid:

       Fee paid previously with preliminary materials:
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       Check box if any part of the fee is offset as provided by Exchange Act
--
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1.  Amount Previously Paid:
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

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000




                                December 1, 2004





To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Tuesday, January 11, 2005, at 10:00 AM, Central Time, at the Hilton Memphis, 939 Ridgelake Blvd., Memphis, Tennessee. All stockholders of record as of November 16, 2004, are entitled to vote at the Annual Meeting.

We appreciate your confidence in the Company and hope you will attend this Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card or vote electronically via the Internet or by telephone to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card or voted via the Internet or by telephone.


                                              Sincerely,

                                              /s/ Jon E. M. Jacoby

                                              Jon E. M. Jacoby
                                              Chairman of the Board

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000



                            NOTICE OF ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON JANUARY 11, 2005



To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at the Hilton Memphis, 939 Ridgelake Blvd., Memphis, Tennessee, on Tuesday, January 11, 2005, at 10:00 AM, Central Time, for the following purposes:

          1. to elect two Class III members to the Board of Directors to three-year terms expiring at the 2008 Annual Meeting of Stockholders;

          2. to ratify the appointment of the independent auditors for the fiscal year ending August 31, 2005;

          3. to adopt the Delta and Pine Land Company  2005 Omnibus  Stock Plan;
          and

          4. to transact such other business as may properly come before the meeting or any adjournments thereof.


The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on November 16, 2004, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days immediately preceding the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy using the enclosed addressed envelope, which requires no postage if mailed within the United States, or vote electronically via the Internet or by telephone.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Jerome C. Hafter

                                              Jerome C. Hafter
                                              Secretary





December 1, 2004

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                            SCOTT, MISSISSIPPI 38772
                                 (662) 742-4000



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                January 11, 2005


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of D&PL Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on January 11, 2005, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign, date and return the enclosed proxy or vote electronically via the Internet or by telephone.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted on proposals properly introduced at the meeting and in elections; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the ratification of the appointment of the independent auditors as described herein, FOR adoption of the Delta and Pine Land Company 2005 Omnibus Stock Plan and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

Stockholders of record at the close of business on November 16, 2004, are entitled to vote at the meeting. The Proxy Statement and the accompanying form of proxy were mailed on or about December 1, 2004, to all stockholders of record as of the close of business on that date. The transfer agent, Computershare Investor Services, LLC, will tabulate the votes received prior to the meeting. The Secretary of the Company and Ricky D. Greene, Vice President - Finance, Treasurer and Assistant Secretary of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on November 16, 2004, will constitute a quorum. At that date, approximately 38,579,830 Shares were outstanding. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange ("NYSE") under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth as of October 31, 2004, Shares beneficially owned by each director, each nominee for director, each named executive officer, any person owning more than 5% of the Shares individually, others with significant ownership and by all executive officers and directors as a group.


---------------------------------------------- ---------------------------------
Name of Beneficial Owner                            Shares Beneficially Owned
---------------------------------------------- ---------------------------------

                                                   Amount of
                                                   Beneficial       Percentage
                                                   Ownership        of Class
---------------------------------------------- ------------------ --------------
Sterling Capital Management, LLC (1)                 3,655,855          9.5
Westfield Capital Management (2)                     2,275,400          5.9
Stephens Group, Inc. (3)                             1,070,004          2.8
Monsanto Company (4)                                   502,620          1.3
Jon E. M. Jacoby (5)                                   158,731            *
F. Murray Robinson (6)                                 113,246            *
W. Thomas Jagodinski (7) (12)                           76,211            *
Rudi E. Scheidt (8)                                     62,445            *
Stanley P. Roth (9)                                     50,833            *
Nam-Hai Chua (10)                                       10,666            *
Joseph M. Murphy (11)                                      698            *
Charles R. Dismuke, Jr. (7) (13)                       102,000            *
Ricky D. Greene (7)                                        500            *
William V. Hugie (7)                                       504            *
Thomas A. Kerby (7)                                        -0-            *
All Directors and Executive Officers as a Group        802,228          2.1
       [19 persons]  (14) (15)
------------------------------------------------
*    Less than one percent


(1) The mailing address for Sterling Capital Management is 4064 Colony Road, Suite 300, Charlotte, North Carolina 28211.
(2) The mailing address for Westfield Capital Management is One Financial Center, Boston, Massachusetts 02111.
(3) Mr. Jacoby, a director of Stephens Group, Inc. ("SGI") and an employee of its subsidiary, Stephens, Inc., owns 158,731 Shares which are not included. See Note 5 below. The mailing address for Stephens Group, Inc. and affiliates is 111 Center Street, Little Rock, Arkansas 72201.
(4) Excludes shares obtainable by conversion of Series M Convertible Preferred Stock. If Monsanto converts pursuant to the terms of the preferred stock, Monsanto would receive 1,066,667 Shares of Common Stock which would make its amount of beneficial ownership 1,569,287 Shares, or 4.1%. The mailing address for Monsanto Company is 800 North Lindbergh Blvd., St. Louis, Missouri 63167.

(5) Includes the following Shares: 105,437 Shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition, 20,094 Shares held in an IRA account, 8,200 Shares held by an LLC as to which Mr. Jacoby disclaims beneficial ownership and 25,000 Shares owned beneficially by Mr. Jacoby. Does not include Shares owned by SGI, or other of its affiliates, except Jacoby Enterprises, Inc. In early November, 2004, after the date of this table, Mr. Jacoby disposed of 100,000 shares owned by Jacoby Enterprises, Inc. See Note 3 above. The mailing address for Jacoby Enterprises, Inc., and Mr. Jacoby is 111 Center Street, Little Rock, Arkansas 72201.
(6) Includes 38,000 shares owned by a Charitable Remainder Unit Trust ("CRUT"). Mr. Robinson disclaims beneficial ownership of shares owned by the CRUT. The mailing address for Mr. Robinson is 1520 Woodruff Lane, Bloomington, Indiana 47401.
(7) The mailing address for Messrs. Jagodinski, Dismuke, Greene, Hugie, and Kerby is One Cotton Row, Scott, Mississippi 38772.
(8) Includes 17,000 Shares owned by the Scheidt Family Foundation and 45,445 Shares owned beneficially by Mr. Scheidt. The mailing address for Mr. Scheidt is 54 South White Station Road, Memphis, Tennessee 38117.
(9) Includes 27,500 Shares owned by North American Capital Corporation, as to which Mr. Roth has sole power to vote and sole power of disposition and 23,333 Shares owned beneficially by Mr. Roth. The mailing address for Mr. Roth is 510 Broad Hollow Road, Suite 206, Melville, New York 11747.
(10) The shares indicated are owned by Dr. Chua's wife. Dr. Chua disclaims beneficial ownership of these Shares. The mailing address for Dr. Chua is c/o Laboratory of Plant Molecular Biology, Rockefeller University, 1230 York Avenue, New York, New York 10021-6399.
(11) The Shares indicated are owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of these Shares. The mailing address for Mr. Murphy is 200 East 42nd Street, 9th Floor, New York, New York 10017.
(12) Includes 3,555 Shares owned by Mr. Jagodinski's wife. Mr. Jagodinski disclaims beneficial ownership of Shares owned by his wife.
(13) Includes 17,666 shares owned by Mr. Dismuke's wife. Mr. Dismuke disclaims beneficial ownership of Shares owned by his wife.
(14)     Includes the following Shares: 698 Shares owned by the wife of Joseph
         M. Murphy; 3,555 Shares owned by the wife of Mr. Jagodinski; 10,666 Shares owned by the wife of Dr. Chua; 38,000 Shares owned by the Robinson CRUT; and 17,666 Shares owned by the wife of Mr. Dismuke.
(15) As a group, the 802,228 Shares shown exclude vested and unvested options for 99,556 Shares pursuant to the 1993 Delta and Pine Land Company Stock Option Plan and options for 1,931,764 Shares pursuant to the 1995 Long-Term Incentive Plan for a total of 2,031,320. These above option amounts include vested options of 1,261,172 for each individual listed in the table as follows: Jon E. M. Jacoby, 83,018; F. Murray Robinson, 130,485; W. Thomas Jagodinski, 270,354; Rudi E. Scheidt, 83,018; Stanley P. Roth, 83,018; Nam-Hai Chua, 83,018; Joseph M. Murphy, 81,240; Charles R. Dismuke, Jr., 122,667; Ricky D. Greene, 76,000; William V. Hugie, 133,777; Thomas A. Kerby, 114,577.


                             OFFICERS OF THE COMPANY

                                                                       Offices Held with Company;
          Name (Age)              Position (1)                    Principal Occupation for Past Five Years
----------------------       ----------------------   -----------------------------------------------------------

Jon E. M. Jacoby (66)         Chairman of the Board   Mr. Jacoby has been employed by Stephens, Inc. and Stephens
                                                      Group, Inc., companies that engage in investment banking
                                                      activities, since 1963. On October 1, 2003,  Mr. Jacoby
                                                      retired as Vice Chairman of each of these companies. He
                                                      remains a director of Stephens Group, Inc. and a consultant and employee of these companies.  Stephens Inc. and Stephens
                                                      Group, Inc. are stockholders of D&PL. Mr. Jacoby is a
                                                      director of Conn's Inc., Sangamo Bio-Sciences, Eden
                                                      Bioscience Corp. and Power-One, Inc. He was a director of
                                                      Beverly Enterprises, Inc. until May 24, 2001.  Mr. Jacoby is not an employee of D&PL and receives no additional
                                                      compensation for his role as Chairman of the Board.

Stanley P. Roth (67)           Vice Chairman          Mr. Roth is the Chairman of NACC, a private merchant banking firm. In addition, Mr. Roth serves as the Chairman of
                                                      Royal-Pioneer Industries, Inc., and a director of Hollis
                                                      Corporation and GPC International Inc. Mr. Roth previously served as Chairman of GPC International until 2001.  In
                                                      September 2002, Mr. Roth became a Director of Polaroid
                                                      Holding Company. Mr. Roth is a certified public accountant with both public accounting and private industry
                                                      experience.  Mr. Roth is not an employee of D&PL and
                                                      receives no additional compensation for his role as Vice
                                                      Chairman.

F. Murray Robinson (70)        Vice Chairman          Mr. Robinson served as Chief Executive Officer and Vice
                                                      Chairman from October 2000 until August 2002. Prior to his first retirement from D&PL in April 1999, Mr. Robinson had been employed by D&PL serving as Executive Vice President
                                                      from December 1998 until April 1999 and President and COO
                                                      from February 1989 until December 1998 and Executive Vice
                                                      President from April 1988 until February 1989. Mr. Robinson is no longer an employee of D&PL and receives no additional compensation for his role as Vice Chairman.

W. Thomas Jagodinski (48)      President, Chief       Mr. Jagodinski has served as President and Chief Executive
                               Executive Officer      Officer and Director since September 2002 and as Executive
                               and Director           Vice President from June 2002 through August 2002. From
                                                      September 2000 until June  2002, he served as Senior
                                                      Vice President, Chief Financial Officer,
                                                      Treasurer and Assistant Secretary and from March
                                                      2000 until September 2000 he served as Senior Vice
                                                      President-Finance, Treasurer and Assistant
                                                      Secretary. Until March 2000, he served as Vice
                                                      President - Finance and Treasurer and Assistant
                                                      Secretary. From 1991, when he joined D&PL, until
                                                      March 2000, Mr. Jagodinski held various positions
                                                      with the Company.

Charles R. Dismuke, Jr. (49)   Senior Vice President  Mr. Dismuke has served as Senior Vice President since 1999.
                                                      From 1997 until 1999, he served as Senior Vice President and as President of Deltapine Seed Division.  From 1989 until
                                                      1997, he served as Vice President - Operations.  Mr. Dismuke was a General Manager of one of the Company's subsidiaries,
                                                      Greenfield Seed Company, from 1982 until 1989.  From 1977, when he joined D&PL, until 1982, Mr. Dismuke held various
                                                      positions with the Company.

Harry B. Collins (63)          Vice President-        Dr. Collins has served as Vice President - Technology Transfer
                               Technology Transfer    since 1998.  From 1985 until 1998, Dr. Collins
                                                      served as the Company's Vice President - Research.  Prior to that, Dr. Collins was the senior soybean breeder for the
                                                      Company. Dr. Collins has been employed by D&PL since 1974.

Earl E. Dykes (51)             Vice President -       Mr. Dykes has served as Vice President - Field Production
                               Field Production       since September 2003.  From 1997 to August 2003, Mr. Dykes served as the Company's Vice President - Operations.  Prior to that time, Mr. Dykes served as the General Manager -
                                                      Arizona Processing, Inc. (which was acquired by the Company
                                                      in 1996).   Mr. Dykes was a shareholder of Arizona
                                                      Processing, Inc. at the time of the acquisition.

Ken Fearday (52)               President -            Mr. Fearday has served as President - International Division
                               International          since April 2003.  Prior to joining D&PL he served as
                               Division               President of Research Seeds, Inc. from May 2000 until
                                                      February 2003. From January 2000 through May 2000 he served as
                                                      President of Seed Solutions, a division of Research Seeds, Inc.
                                                      From 1992 until 1999 he served as president of Advanta Seeds,
                                                      Inc., a wholly owned subsidiary of Advanta USA, Inc.

Ricky D. Greene (34)           Vice President -       Mr. Greene has served as Vice President - Finance, Treasurer
                               Finance, Treasurer     and Assistant Secretary since June 2002.  Previously he
                               and Assistant          served as Vice President - Business Development from
                               Secretary              September 2000 until June 2002.  From 1997, when he joined
                                                      D&PL, until September 2000, Mr. Greene served as Director of
                                                      International Taxation and Finance.

Kater D. Hake (52)             Vice President -       Dr. Hake has served as Vice President - Technology
                               Technology             Development since May 2001. From 1996 until May 2001, he
                               Development            served as International Division Vice President - Technical
                                                      Services. Prior to joining the Company in 1996, Dr.
                                                      Hake was Associate Professor with Texas A&M
                                                      University and Manager of Cotton Physiology for the
                                                      National Cotton Council of America.

William V. Hugie (45)          Vice President -       Dr. Hugie has served as Vice President - Research since
                               Research               1998.  From 1996 until 1998, he served as Vice President -
                                                      New Technologies. From 1988, when he joined D&PL, until
                                                      1996, Dr. Hugie held various positions with the Company.

Thomas A. Kerby (60)           Vice President -       Dr. Kerby has served as Vice President - Technical Services
                               Technical Services     since 1994 and Director - Technical Services from 1993, when he joined D&PL.  Prior to joining the Company, Dr. Kerby
                                                      served the cotton industry of California and the University of California as an Extension Cotton Agronomist.

Donald L. Kimmel (66)          Vice President -       Mr. Kimmel has served as Vice President - Industry Relations
                               Industry Relations     of D&PL since September 2001.  From 1986, when he joined
                                                      D&PL, until 2001, he served as Vice President -
                                                      Sales and Marketing of D&PL.

Charles V. Michell (42)        Vice President         Mr. Michell has served as Vice President - Supply Chain
                               -Supply Chain          Management since September 2003.  From August 2001 until
                               Management             August 2003, Mr. Michell served as Vice President - Supply
                                                      Chain Management, Corporate Quality Assurance and Information
                                                      Systems. From April 2000 until August 2001, he served as Vice
                                                      President - Supply Chain Management and Information Systems.
                                                      From 1998 until April 2000, he served as Vice President -
                                                      Information Systems. From 1987, when he joined D&PL, until
                                                      1998, Mr. Michell held various positions with the Company.

Ann J. Shackelford (46)        Vice President -       Ms. Shackelford has served as Vice President - Corporate
                               Corporate Services     Services since 1997.  Ms. Shackelford has been employed by
                                                      D&PL since 1994 and has held various positions in
                                                      the Company.

James H. Willeke (60)          Vice President -       Mr. Willeke has served as Vice President - Sales and
                               Sales and Marketing    Marketing since 1999.  From 1997 until 1999, he served as
                                                      Senior Vice President and as President - Paymaster
                                                      Division. Prior to joining the Company, he served as
                                                      President - Hartz Seed, a subsidiary of Monsanto Company.

Jerome C. Hafter (59)          Secretary              Mr. Hafter has served as Secretary of D&PL since 1993. From
                                                      1976 until September  2001, Mr. Hafter was a partner in Lake
                                                      Tindall, LLP, D&PL general counsel, where he had performed legal services for D&PL since 1983, and from October 1,
                                                      2001, he has been a partner of Phelps Dunbar, LLP, now D&PL general counsel.

(1) All biography information is provided as of December 1, 2004

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at seven. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class III Directors were elected at the April 25, 2002 Annual Meeting to serve a term expiring at this 2005 Annual Meeting. Class I Directors were elected at the January 22, 2003 Annual Meeting to serve a term expiring at the 2006 Annual Meeting. Class II Directors were elected at the January 15, 2004 Annual Meeting to serve a term expiring at the 2007 Annual Meeting.

The Board of Directors proposes the re-election of the two Class III Directors listed below:


       Name
 (Year First Elected                 Offices Held with the Company;
       a Director)              Principal Occupation for Past Five Years
------------------- ------------------------------------------------------------

         CLASS III

Jon E. M. Jacoby    See the  description  of Mr.  Jacoby's  positions  with  the
(1992)              Company and  principal  occupation  under  "Officers  of the
                    Company".

F. Murray Robinson  See the  description  of Mr.  Robinson's  positions with the
(2000) Company and principal occupation under "Officers of the Company".


Continuing Directors
--------------------

    CLASS I

Nam-Hai Chua        Dr. Chua is the Andrew W. Mellon  Professor  and Head of the
(1993)              Plant   Molecular   Biology    Laboratory   of   Rockefeller
                    University, New York, New York, and has been with the University for over 20 years. In addition, Dr. Chua served as the Chairman of the Management Board of Directors of the Institute of Molecular Agrobiology ("IMA") in Singapore until September 2000, Deputy Chairman from that time until September 2001, and as the Chairman of the Board of IMAGEN
                    Holdings  Pte.  Ltd, an  affiliate of IMA until August 2001.
                    Dr. Chua was also a member of the Board of Directors of DNAP
                    Holdings (formerly DNA Plant Technology Corporation), until he resigned in 1998 and BioInnovations of America (an entity owned by the Government of Singapore, which invests in United States biotechnology companies) until he resigned in 2000. Dr. Chua also acted as a scientific consultant to Monsanto Company for matters relating to plant biology through 1995. Dr. Chua has been a consultant to Pioneer
                    Hi-Bred International, Inc., a DuPont (NYSE:DD) subsidiary, for several years. Dr. Chua is 60 years of age.

W.Thomas Jagodinski See the description of Mr.  Jagodinski's  positions with the
(2002) Company and principal occupation under "Officers of the Company". Mr. Jagodinski was named a Class I director of the Company effective September 1, 2002, and was elected as a Class I Director at the 2003 Annual Meeting.

Stanley P. Roth     See the description of Mr. Roth's positions with the Company
(1988)              and principal occupation under "Officers of the Company".

       CLASS II

Joseph M. Murphy    Since  February  1993,  Mr.  Murphy has been the Chairman of
(1992)              Country  Bank,  New York,  New York.  Mr.  Murphy has been a certified public  accountant  since 1961,  certified in both
                    New York and New Jersey. Prior to his affiliation with Country Bank, Mr. Murphy practiced public accountancy for public and private companies for nine years, and then participated as an investment banker, investor, officer and director in the purchase, management and sale of numerous domestic and international public and private businesses for over 17 years. Mr. Murphy also has extensive service as a trustee of several substantial non-profit foundations and institutions. Mr. Murphy is 69 years of age.

Rudi E. Scheidt     Since 1990,  Mr. Scheidt has been a private  investor.  From
(1993)              1973 to 1989, he served as President of Hohenberg Bros. Co., a  worldwide  cotton  merchant,  headquartered  in  Memphis,
                    Tennessee,  and as its Chairman during 1990. Mr. Scheidt was
                    Director   Emeritus   of   National    Commerce    Financial
                    Corporation,  a  bank  holding  company,   headquartered  in
                    Memphis, Tennessee until December 2002. Mr. Scheidt is 79 years of age.

The Board of Directors has considered the independence of each of its non-employee directors, and has determined that each of Messrs. Chua, Jacoby, Murphy, Roth, and Scheidt is "independent", as defined under NYSE rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS LISTED AS CLASS III DIRECTORS.

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

KPMG LLP audited D&PL's annual financial statements for the fiscal year ended August 31, 2004. Representatives of KPMG will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee is solely responsible for appointing the independent registered public accounting firm to be the Company's independent outside auditors for the fiscal year ending August 31, 2005. Although the Company is not legally required to seek stockholder approval of its outside auditor, the Board of Directors believes that it is in the best interest of the Company and a matter of good corporate governance to do so.

At the time of publication of this Proxy Statement, the Audit Committee has commenced a process for the selection of the Company's outside auditors for 2005, but has not yet made a selection. Therefore, at this time stockholders are being asked to ratify the appointment of KPMG LLP as such auditors. However, such ratification is subject to the right of the Audit Committee to actually appoint a different auditing firm of comparable stature in the accounting profession, either before or after the annual meeting (and notwithstanding the affirmative vote of a majority of shares in favor of this proposal), as the Audit Committee may determine to do in the exercise of its business judgment.

Audit Fees

Aggregate fees paid or payable to the Company's independent registered public accounting firm relating to the audit of the 2004 and 2003 consolidated financial statements and the fees for other professional services billed during the periods from September 1 to August 31, 2004 and 2003 are as follows:

     Type of Fees                             2004                  2003
     ------------                           --------              --------
     Audit Fees (1)                         $213,000              $180,000
     Audit-Related Fees (2)                   88,000                31,000
     Tax Fees (3)                             16,000                 2,000
     All Other Fees (4)                       47,000                     0
                                            --------             ---------
     Total                                  $364,000              $213,000
                                            ========              ========

(1) Represents the aggregate fees paid or payable by the Company to KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the reviews of the consolidated financial statements included in the Company's Form 10-Q filings for each fiscal quarter.

(2) Represents the aggregate fees billed to the Company by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit and review of the Company's financial statements that are not already reported in Audit Fees. These services include benefit plan audits and attestation services that are required by statute or regulation.

(3) Represents the aggregate fees billed to the Company by KPMG LLP for professional services relating to tax compliance, tax advice and expatriate tax services.

(4) Includes fees paid for due diligence relating to an international project.


Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the independent auditor's independence and has determined that the provision of such services has not adversely affected the independent auditor's independence.

Policy on Audit Committee Pre-Approval

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the independent auditor's independence. The policy generally provides for the Audit Committee to pre-approve services in the defined categories of audit services, audit-related services, tax services and all other services, up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects that are not otherwise pre-approved or services over the pre-approved amounts. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent auditor to perform the prohibited non-audit functions defined in
Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the Securities and Exchange Commission, and also considers whether proposed services are compatible with the independence of the independent auditor. None of the Audit Committee's pre-approval requirements were waived in fiscal 2004.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                                 PROPOSAL NO. 3
                     Adoption of the 2005 Omnibus Stock Plan

In late November 2004, the Company's Board of Directors adopted, subject to stockholder approval, the Delta and Pine Land Company 2005 Omnibus Stock Plan, referred to below as the "Plan". The purpose of the Plan is to further growth and profitability of D&PL by increasing incentives and encouraging share ownership on the part of D&PL employees, independent contractors, and members of the Board. The actual number of individuals who will receive awards cannot be determined in advance because the Compensation Committee ("Committee") has the discretion to select the participants. The Plan provides the grant of (a) incentive stock options as defined in the Internal Revenue Code of 1986, as amended (the "Code"), (b) non-qualified stock options, (c) restricted stock, and
(d) restricted stock units, collectively referred to herein as "Awards".

Summary Description of the Plan

The following is a brief summary of the Plan, a copy of which is attached as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the Plan.

Administration

The Plan is to be administered by the Committee of the Board of Directors. The Committee shall consist of not less than two directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. It is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) an "outside director" under section 162(m) of the Code and
(c) an independent director under the rules of the NYSE. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

It will be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which employees, independent contractors and directors shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Awards, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible employees, independent contractors and directors, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, and (f) interpret, amend or revoke any such procedures or rules. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or
(ii) acts approved in writing by all of the members of the Committee without a meeting.

The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more member(s) of the Board and/or officers of D&PL: provided, however, that the Committee may not delegate its authority or power with respect to (a) any officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Securities Exchange Act of 1934, as amended, or decisions concerning the timing, pricing or amount of an award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to "qualified performance-based compensation" under section 162(m) of the Code.

Shares Subject to the Plan

Up to 4,500,000 shares, subject to adjustments as described below, shall be available for grants of awards under the Plan. The maximum number of Shares which may be issued for Awards of restricted stock and restricted stock units is 2,100,000 Shares. As of November 15, 2004, a total of 1,135,331 shares of Common Stock remained available for grant under the Company's 1995 Amended and Restated Long Term Incentive Compensation Plan ("1995 Plan"). The maximum number of Shares with respect to which shares of restricted stock, restricted stock units, options or a combination thereof may be granted during any year to any person shall be 250,000 Shares, subject to adjustment as described below.

To the extent that Shares subject to an outstanding option or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award or by reason of the delivery or withholding of Shares to pay all or a portion of the exercise price of an Award (if any) or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under this Plan.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other similar change in the corporate structure of D&PL affecting the Shares, the Committee may adjust the number, class and series of D&PL's securities or the securities of any successor corporation available under the Plan, the number, class, series and purchase price of securities subject to outstanding Awards, and the numerical limit described above in such manner as the Committee in its sole discretion shall determine to be appropriate to prevent the dilution or diminution of such Awards. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an outstanding Award under the Plan, D&PL shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the vesting, exercise or settlement date over (B) the exercise price or base price, if any, of such Award.

Shares under the 1995 Plan will remain available for grants even after the adoption of the Plan, and therefore Shares available under the Plan will be in addition to shares available under the 1995 Plan.

Stock Options

Subject to the provisions of the Plan, options may be granted at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of options may include incentive stock options, non-qualified stock options, or a combination thereof; provided, that no option shall be granted more than ten years after the date this Plan is adopted by the Board.

Each option shall be evidenced by an agreement that shall specify the exercise price, the expiration date, the number of Shares to which the option pertains, any conditions to the exercise of all or a portion of the option, and such other terms and conditions as the Committee, in its discretion, shall determine. The agreement pertaining to an option shall designate such option as an incentive stock option or a non-qualified stock option. Notwithstanding any such designation, to the extent required by the provision of the Code such options shall constitute non-qualified stock options. For purposes of the preceding sentence, incentive stock options shall be taken into account in the order in which they are granted. No agreement for an Award shall provide any compensation deferral feature, other than the ability to exercise the option at a future date.

The exercise price with respect to Shares subject to an option shall be determined by the Committee in its sole discretion. In the case of a non-qualified stock option, the Committee shall determine the exercise price which may not be less than one hundred percent (100%) of the fair market value of a Share on the date on which it is granted.

Each option shall terminate not later than the expiration date specified in the agreement pertaining to such option; provided, however, that the expiration date with respect to any stock option shall not be later than the tenth anniversary of its grant date and the expiration date with respect to an incentive stock option granted to certain employees and directors owning more than ten percent of the voting power of all of the Company's classes of stock shall not be later than the fifth anniversary of its grant date.

Subject to the expiration provisions described above, options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the option. The exercise of an option is contingent upon payment by the optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

Options shall be exercised by the delivery of a written notice of exercise to the Secretary of D&PL (or its designee), setting forth the number of Shares with respect to which the option is to be exercised, accompanied by full payment of the exercise price with respect to each such Share. The exercise price shall be payable to D&PL in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the optionee for at least six months having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the Shares with respect to which the option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the option is exercised, DPL shall deliver to the plan participant Share certificates (which may be in book entry form) for such Shares with respect to which the option is exercised.

The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any "blue sky" or state securities laws. The Committee may, in its sole discretion, permit assignment of Shares of restricted stock and/or non-qualified stock options to an immediate family member of a plan participant or a qualified charitable organization designated by a plan participant.

Stock Awards

Subject to the provisions of the Plan, Awards of restricted stock or restricted stock units (collectively, "Stock Awards") may be granted at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that no Stock Award shall be granted, administered or modified in a manner which would result in an additional tax under Code Section 409A(a)(1)(B)(i)(II), and any nonconforming provision, administration or modification shall be void ab initio. Each Stock Award shall be evidenced by an agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction (as defined in the Plan) applicable to a Stock Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

Shares subject to an Award of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, an Award of restricted stock may be registered in the holder's name or a nominee's name at the discretion of D&PL and may bear a legend as described below. Unless the Committee determines otherwise, Shares of restricted stock shall be held by D&PL as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by D&PL, which would permit transfer to D&PL of all or a portion of the Shares subject to the Award of restricted stock in the event such Award is forfeited in whole or part.

The Committee, in its discretion, may legend the certificates representing restricted stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Delta and Pine Land Company ("D&PL") 2005 Omnibus Stock Plan (the "Plan"), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of D&PL."

Shares of restricted stock covered by an Award of restricted stock made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to D&PL's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the plan participant. In the case of any Award which is subject to Code Section 409A, under no circumstances may the vesting or other material restrictions associated with such Award be removed or modified in a manner which would result in an acceleration of any benefit, right or feature of such Stock Award, within the contemplation of
Section 409A.

During the Period of Restriction, plan participants holding Shares of restricted stock granted under the plan may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award agreement. In addition, during the Period of Restriction, plan participants holding Shares of restricted stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with D&PL and shall be subject to the same restrictions on transferability and forfeitability as the Shares of restricted stock with respect to which they were paid.

On the date set forth in the Award agreement, Stock Awards for which restrictions have not lapsed shall revert to D&PL and again shall become available for Awards under the Plan.

Any Award from the Plan which is subject to Code Section 409A is intended to conform with such Code Section in a manner which avoids any increase in tax or interest rates pursuant thereto. Without limitation of the foregoing, no such Award shall provide for or permit a distribution of compensation other than upon a separation from service, disability, death, a specified time or pursuant to a fixed schedule, a "change in control", or an unforeseeable emergency, each as contemplated by Code Section 409A. In the case of any distribution to a "specified employee" under such Section, based on a separation from service, in no event shall such distribution be made earlier than six (6) months after the separation from service. Any election of an individual to defer the receipt of compensation may be made only by the end of the year prior to the year in which the compensation is earned, or at such other time as may be provided in Treasury Regulations; provided that in an individual's initial year of eligibility a deferral election may be made within 30 days after the initial date of eligibility; further provided that performance-based compensation earned over a period of at least 12 months may be deferred under an election made at least 6 months before the end of the period. No provision of any such award shall permit any acceleration of benefits under circumstances proscribed by Section 409A. Changes in the time or form of payment may be permitted only under circumstances which would not subject the holder of any Award to taxation pursuant to Code
Section 409A.

Miscellaneous

A plan participant or transferee from a plan participant shall forfeit all unexercised, unearned and/or unpaid Awards, both vested and non-vested, including without limitation Awards earned or vested but not yet paid or exercised, all unpaid dividends and dividend equivalents, and all interest, if any accrued on the foregoing, if (i) in the opinion of the Committee (whose determination shall be final, exclusive and binding) the grantee without the written consent of D&PL engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by D&PL or any of its affiliates; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer (whose determination shall be final, exclusive and binding) is inimical to the best interests of D&PL. Nothing in the Plan shall interfere with or limit in any way the right of D&PL to terminate any plan participant's employment or service at any time, with or without cause. Unless otherwise determined by the Committee with respect to an Award other than an incentive stock option, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. The Committee may in its discretion permit a transfer of an Award to a member of the participant's family, a trust established by the participant, including a charitable trust, or such other person or entity as the Committee may determine. All rights with respect to an Award granted to a plan participant shall be available during his or her lifetime only to the plan participant and may be exercised only by the plan participant or the plan participant's legal representative.

In the event of a "change in control" in connection with which the holders of Shares receive shares of common stock that are registered under section 12 of the Securities Exchange Act of 1934, as amended, there shall be substituted for each Share available under the Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such "change in control". In the event of any such substitution, the exercise price per share in the case of an option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options without an increase in the aggregate exercise price or base price, respectively. In the event of a "change in control" in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Securities Exchange Act of 1934, as amended, each outstanding Award shall be surrendered to D&PL by the holder thereof, and each such Award shall immediately be cancelled by D&PL, and the holder shall receive, within ten days of the occurrence of a "change in control", a cash payment from D&PL in an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such award on the date of the "change in control".

The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including section 422 of the Code, section 162(m) of the Code and (c) the rules of the NYSE. No termination of the Plan shall be the basis for distribution of any deferred compensation which is subject to Code Section 409A. The amendment, suspension or termination of the Plan shall not, without the consent of the plan participant, alter or impair any rights or obligations under any Award theretofore granted to such plan participant. No Award may be granted during any period of suspension or after termination of the Plan.

The Plan shall, subject certain limitations set forth in the Plan, terminate ten years after adoption, unless earlier terminated by the Board. The termination of the Plan shall not affect Awards made prior to the termination of the Plan.

Certain Federal Income Tax Consequences of the Plan

Tax consequences to D&PL and plan participants receiving awards vary with the type of award. Generally, a plan participant does not recognize income, and D&PL cannot take a deduction, upon the grant of an incentive stock option, a non-qualified stock option or a restricted share. When a plan participant exercises an incentive stock option, he does not have taxable income (except that the alternative minimum tax may apply). When a plan participant exercises a non-qualified stock option or the restrictions on a restricted share lapse, the plan participant generally recognizes ordinary income equal to the difference between the exercise price and fair market value of the common stock acquired.

Stock Options. If a plan participant sells Shares acquired by exercising an incentive stock option within two years from the grant date and one year from the exercise date, the plan participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the Shares at the exercise date (or, if less, the amount realized when the plan participant disposes of the Shares), and (ii) the exercise price. Otherwise, a plan participant's disposition of Shares acquired by exercising an option (including an incentive stock option for which the holding periods are met) generally will result in short term or long term capital gain or loss equal to the difference between the sale price and the plan participant's tax basis in the Shares. The tax basis generally is the exercise price plus any amount previously recognized as ordinary income in connection with the option exercise.

D&PL's tax deduction generally equals the amount the plan participant recognizes as ordinary income. D&PL is not entitled to a tax deduction for amounts recognized by a plan participant as capital gain. Accordingly, D&PL cannot take a tax deduction with respect to an incentive stock option if the plan participant holds the Shares for the incentive stock option holding periods before disposing of the Shares.

Stock Awards. An Award of restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 to the extent the award will be forfeited if the vesting conditions stated in the Award are not satisfied. As a result, the plan participant will not recognize ordinary income at the grant date of the award of restricted stock. Instead, the plan participant will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The plan participant's ordinary income equals the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date it is no longer subject to forfeiture.

The plan participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period for an Award of restricted stock by filing an Code Section 83(b) election. In that event, the ordinary income recognized, if any, is the difference between the amount paid for the stock, if any, and the fair market value of the stock on the award date, and the capital gain holding period commences on that date. The ordinary income recognized by an employee will be subject to tax withholding by D&PL. Unless limited by Code section 162(m), D&PL may take a deduction in the same amount as and at the time the employee recognizes ordinary income. The plan participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through an Award of restricted stock. For this purpose, the plan participant's basis in the common stock is its fair market value at the time the restricted share becomes vested (or is granted, if an Code section 83(b) election is made).

Section 162(m) Limits. Code section 162(m) generally disallows a public company's tax deduction for compensation paid in excess of $1,000,000 in any tax year to its chief executive officer and the four other highest-paid executive officers. However, compensation that qualifies as "performance-based compensation" is excluded from this limitation and is deductible. D&PL intends that performance units and options granted (a) with an exercise price equal to or greater than 100% of fair market value of the underlying Shares at the grant date, and (b) to employees whom the Compensation Committee expects to be named executive officers when a deduction arises in connection with the awards, will qualify as "performance-based compensation" so that these awards will not be subject to the section 162(m) deduction limitations. Section 162(m) imposes specific requirements on certain performance awards, and the Plan directs the Plan Administrator to comply with these requirements.

The discussion above is only a summary of the Plan and does not fully describe the Plan nor its income tax consequences. The tax summary also does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. This summary does not discuss the tax effects of deferred compensation which is subject to Code Section 409A but which does not conform with the requirements of that section. Under certain circumstances, Code Section 409A results in an additional income tax equal to 20% of the amount includable in income, as well as increased interest payments. Plan participants are urged to consult a tax advisor as to their individual tax consequences. D&PL also encourages plan participants to read the Plan itself, which is attached as an exhibit to this proxy statement. The terms of the Plan control over this summary.

The Plan is not intended to be a "qualified plan" under Code section 401(a).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 2005 OMNIBUS STOCK PLAN.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings and Attendance of Directors

The Board of Directors had 12 meetings in fiscal 2004. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members. All members of the Board of Directors attended the Annual Meeting of Stockholders on January 15, 2004. The Company did not have a Nominating Committee at the end of fiscal 2004. Directors are expected to attend Board Meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities with due care.

Director's Compensation

Each Director receives an annual fee of $40,000 and an attendance fee of $1,000 for each meeting of the Board of Directors attended. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. In addition, each member of the Audit Committee receives $10,000 per year. Under the 1995 Long-Term Incentive Plan, as amended, each new director of the Company is granted options for 62,222 shares. In addition, each director is granted options for an additional 2,666 shares in each of the second through sixth year each director serves as such.

Director Independence

As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the NYSE listing rules.

At least a majority of the Board shall consist of Independent Directors (as defined below). No director may contemporaneously serve as a consultant or service provider to the Company. To find that a director is "Independent," the Board must affirmatively determine, after considering all relevant facts and circumstances, that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization (whether or not for-profit) that has a relationship with the Company. When assessing the materiality of a director's relationship with the Company, the Board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, because the concern is independence from management, ownership of even a significant amount of stock, by itself, is not a bar to independence. A director who the Board affirmatively determines has no material relationship with the Company that may impact the director's independence from management is considered an "Independent Director." In addition:

(i) A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of the employment relationship. However, employment as an interim Chairman or Chief Executive Officer shall not disqualify a director from being considered independent following that employment.

(ii) A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service, and other than compensation received by a director for former service as interim Chairman or interim Chief Executive Officer, is not independent until three years after the person ceases to receive more than $100,000 per year in such compensation; provided, however, that compensation received by a director for former service as an interim Chairman or Chief Executive Officer, and compensation received by an immediate family member for service as a non-executive employee of the Company, need not be considered in determining independence under this test.

(iii) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company, is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

(iv) A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serves on the other company's compensation committee is not independent until three years after the end of such service or the employment relationship.

(v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the other company's consolidated gross revenues, is not independent until three years after falling below such threshold. Any relationship below such threshold shall not preclude the director's independence. In applying this standard, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The three-year look-back provision for this standard applies solely to the financial relationship between the Company and the director or immediate family member's current employer, and former employment of the director or immediate family member need not be considered. In addition, while charitable organizations are not considered companies for purposes of this standard, the Company must disclose in the annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of the charity's consolidated gross revenues. Any Company donations to any charitable organization in which a director serves as an executive officer or director shall not preclude the director's independence if the aggregate amount of contributions in any single fiscal year does not exceed the lesser of $100,000 or 2% of the charitable organization's consolidated gross revenues.

For purposes of subsections (i) through (v) above, "immediate family member" shall have the meaning as set forth from time to time in the NYSE Listed Company Manual. In applying the three-year look-back provisions, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

In addition, a director's beneficial ownership of less than 5% of the Company's outstanding common stock shall be deemed immaterial and shall not be deemed to impair the director's independence. No relationship between a director and a beneficial owner of less than 10% of the Company's outstanding common stock shall be deemed material or to impair the director's independence.

Information pursuant to which the analysis and determination of director independence shall be made will be derived from the following sources:
1. Director and Officer Questionnaires;
2. Interviews with nominees (oral or written);
3. Summaries of relevant information about the nominees prepared by management based on information generally available; and
4. Other information properly available to the Board of Directors.

The Board has determined that, other than F. Murray Robinson, each of the non-employee directors of the Company, Jon E. M. Jacoby, Stanley P. Roth, Joseph
M. Murphy, Rudi E. Scheidt and Nam-Hai Chua, meets these standards and is independent. In addition, all Board committee members meet the applicable independence requirements of the NYSE and applicable law.

Executive Sessions of Non-Management Directors

The Company's independent Directors will meet separately in executive session without employee Directors or representatives of management at least twice each fiscal year in accordance with the Company's Corporate Governance Guidelines. At each meeting of the Board, the Board shall determine which Director shall preside over the executive session without management to take place at the next scheduled meeting of the Board. At such time, the Board will also designate an alternate Director to preside over such executive session. Any Director designated to preside over an executive session without management shall be one who is deemed an "Independent Director" under the Company's Categorical Standards for Determining Director Independence.

Stockholder Communications with the Board of Directors

Stockholder or other interested party communications with the Board of Directors should be addressed to "Chairman of the Nominating/Corporate Governance Committee, c/o Directors' Assistant, One Cotton Row, Scott, Mississippi, 38772." Electronic communications should be sent to Directors@deltaandpine.com. All communications so received will be opened by the Directors' Assistant for the sole purpose of determining whether the contents represent a message to our directors. Contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the Chairman of the Nominating/Corporate Governance Committee.

Corporate Governance Guidelines

The Board of Directors of the Company adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Company's Corporate Governance Guidelines are available free of charge on the Company's website at www.deltaandpine.com under Investor Relations or upon request to Ricky D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all Company employees, including its Chief Executive Officer, Chief Financial Officer/Principal Accounting Officer, as well as members of the Board of Directors. The Code of Business Conduct and Ethics is available free of charge on the Company's website at www.deltaandpine.com under Investor Relations or upon request to Ricky D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Officers are elected by and serve at the discretion of the Board of Directors.

     Executive Committee

The members of the Executive Committee are Messrs. Jacoby, Murphy and Roth. This Committee did not meet during 2004. During the intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action.

     Audit Committee

The members of the Audit Committee are Messrs. Roth, Murphy and Scheidt. Each of the committee members is independent as defined by the NYSE Listing Standards. The Audit Committee met four times during fiscal 2004. The Committee:

|X| reviewed with the independent registered public accountants the scope of the audit, the auditors' fees and related matters;

|X| received the annual comments from the independent registered public accountants on accounting procedures and systems of control;

|X| reviewed with the independent registered public accountants any questions, comments or suggestions they may have had relating to D&PL's internal controls, accounting practices or procedures or those of D&PL's subsidiaries;

|X| reviewed with management and the independent registered public accountants D&PL's quarterly financial statements as required and have reviewed year end financial statements along with any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC and have recommended the inclusion of the audited financial statements in the report on Form 10-K. This review included the items required by SAS 61 as in effect at that time in the case of the quarterly statements.

|X| received from the independent registered public accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussed it with the independent registered public accountants;

|X| reviewed, as needed, the adequacy of the systems of internal controls and accounting practices of D&PL and its subsidiaries regarding accounting trends and developments;

|X| reviewed compliance with laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to D&PL.

The D&PL Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee hereby reports that the Audit Committee and the Company have complied with the Audit Committee Charter with respect to the fiscal year ended August 31, 2004.

The Board of Directors has determined that in its judgment, Joseph M. Murphy qualifies as an audit committee financial expert in accordance with the applicable rules and regulations of the SEC. Mr. Murphy is "independent" as defined by the NYSE Listing Standards.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and the Company's independent registered public accountants and has reviewed and discussed the Company's audited consolidated financial statements with management and the Company's independent registered public accountants.

The Audit Committee has also discussed with the Company's independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Company's independent registered public accountants have also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company) and the Audit Committee has discussed with the Company's independent registered public accountants that firm's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2004, for filing with the Securities and Exchange Commission.

                                                           Stanley P. Roth
                                                           Joseph M. Murphy
                                                           Rudi E. Scheidt

    Compensation Committee (Compensation Committee Interlocks and Insider Participation)

The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any information which would be required to be disclosed as compensation committee interlocks or insider participation in compensation decisions. The Compensation Committee met once during fiscal 2004. The Compensation Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, and the 1995 Long-Term Incentive Plan, as amended, including the grant of options under each plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation Committee is composed entirely of independent directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted periodically. This system applies to all employees of the Company, and not just to the executive officers. Each position within the Company has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost improvement, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Executive Officer. Each executive officer's performance is rated by the Chief Executive Officer. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Executive Officer. Objectives for the Chief Executive Officer are set by the Board of Directors. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's compensation.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lower of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of five categories that govern the maximum bonus available as a percentage of the mid-point of the position's salary range. These five categories include: (1) Chief Executive Officer and Senior Vice President, (2) other executive officers,
(3) senior managers, (4) middle managers and (5) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum, whichever is less. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established performance criteria and personal objectives.

The bonus for the Chief Executive Officer is similarly set based on the individual's job performance. The Chief Executive Officer recommends his bonus to the Compensation Committee. The Compensation Committee reviews, adjusts as appropriate and approves the bonus amounts for the Chief Executive Officer, the other executive officers and senior management.

Stock Awards

Awards of stock options for each executive officer and other key employees must be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

During the Company's fiscal year ended August 31, 2004, W. Thomas Jagodinski was employed by D&PL as President, Chief Executive Officer and Director. Mr. Jagodinski's salary was based on his contribution to the Company. He was entitled to merit salary increases. These merit increases were determined in accordance with the procedures and guidelines described above. For fiscal 2004, Mr. Jagodinski's base salary was $336,000 with a bonus of $215,000. The Compensation Committee approved Mr. Jagodinski's bonus based on his achievement with respect to the earnings goal and related financial targets for the Company. Other factors in the Compensation Committee's decision were Mr. Jagodinski's leadership in developing corporate growth strategies, developing international business opportunities, his contribution made in developing the market for biotechnology-enhanced seed, the launch of new products and the execution of certain strategic transactions.



                                                   Compensation Committee

                                                      Jon E. M. Jacoby
                                                      Joseph M. Murphy

     Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the "Nominating Committee"), which was formed after the close of the Company's latest fiscal year, recommends nominees for election to the Board by the stockholders at the annual meeting and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating Committee operates in accordance with its charter and is composed of Messrs. Jacoby and Murphy, each of whom meets the independence requirements of the NYSE.

The Nominating Committee identifies candidates for nominees based upon both its criteria for evaluation and the candidate's previous service on the Board. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:

     o character, personal and professional ethics, integrity and values;

     o executive level business experience and acumen;

     o relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the cotton industry, agribusiness or plant sciences, it is not a prerequisite);

     o skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;

     o business judgment;

     o availability and willingness to serve on the Board;

     o independence  requirements of the NYSE;

     o potential conflicts of interest with the Company or its stockholders taken as a whole; and

     o accomplishment within the candidate's own field.

The Nominating Committee has adopted a policy with regard to considering a stockholder's nominee. To submit a nominee for consideration, a stockholder must provide the Nominating Committee:

     o proof of the stockholder's eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act of 1934, as amended;

     o a complete description of the candidate's qualifications, experience and background; and

     o the candidate's signed consent to serve on the Board.

In general, the Nominating Committee will evaluate a candidate identified by a stockholder using the same standards as it uses for candidates it identifies. Before recommending a stockholder's candidate, the Nominating Committee may also:

     o consider whether the stockholder candidate will significantly add to the range of talents, skills and expertise of the Board;

     o conduct appropriate verifications of the background of the candidate; and

     o interview the candidate or ask the candidate for additional information.

The Nominating Committee has full discretion not to include a stockholder's candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a stockholder's candidate to the Board, it will not make public the reason or reasons for its decision.

Board Committee Charters

The charters for the Company's Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available free of charge on the Company's website at www.deltaandpine.com under Investor Relations or upon request to Ricky D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com.

                PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES


The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and the S&P Supercap Agriculture Products Index. The table assumes $100 invested on August 31, 1999, and the reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG DELTA AND PINE LAND COMPANY, THE NASDAQ/AMEX/NYSE INDEX
                AND THE S&P SUPERCAP AGRICULTURAL PRODUCTS INDEX


                                                                            Cumulative Total Return
                                                      ---------------------------------------------------------------------
                                                            8/99       8/00        8/01        8/02        8/03       8/04



DELTA AND PINE LAND COMPANY                               100.00      86.79       72.21       65.73       91.03      94.64
NASDAQ/AMEX/NYSE                                          100.00     137.72      104.66       81.05       91.91     109.40
S & P SUPERCAP AGRICULTURAL PRODUCTS                      100.00      74.69      111.27      101.77      119.50     142.50

* $100 invested on 8/31/99 in stock or index-including reinvestment of dividends.  Fiscal year ending August 31.

                             EXECUTIVE COMPENSATION

Following are compensation related tables and information as required by the Securities and Exchange Commission reflecting executive compensation for the fiscal year ended August 31, 2004.

Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, 2004:

                                                             Summary Compensation Table
                                                             --------------------------
                                                                                                    Long- Term
                                                             Annual Compensation                  Compensation
                                            -------------------------------------------           ------------
                                                                                                    Securities
Name and                                                                Other Annual               Underlying         All Other
Principal Position          Year            Salary($)   Bonus($)     Compensation($)(4)             Options(1)     Compensation($)
------------------          ----            ---------   --------     ------------------             ----------     ---------------

W. Thomas Jagodinski        2004            336,000      215,000           1,000                      2,666             44,000 (2)
   President and            2003            320,000      185,000           1,000                     64,888             44,000 (2)
   CEO (3)                  2002            245,000      145,000           1,400                    125,000                    --

Charles R. Dismuke, Jr.     2004            256,000      120,000           2,500                         --                    --
   Senior Vice President    2003            240,000      100,000           1,600                         --                    --
                            2002            220,000       75,000           2,000                         --                    --

Ricky D. Greene             2004            206,000      105,000           1,000                         --                    --
   Vice President -         2003            190,000       75,000             800                         --                    --
   Finance, Treasurer       2002            148,800       50,000           1,200                    100,000                    --
   & Asst. Secretary

William V. Hugie            2004            186,000       55,000             800                        --                     --
  Vice President -          2003            177,000       45,000             900                        --                     --
  Research                  2002            165,000       35,000           1,000                        --                     --

Tom Kerby                   2004            194,000       50,000           3,200                        --                     --
  Vice President -          2003            185,000       45,000           2,800                        --                     --
  Technical Services        2002            178,500       35,000           3,200                        --                     --


(1)  All stock options reflected on a post-split basis.
(2)  Director's and attendance fees for serving as a Director of the Company.
(3)  Mr. Jagodinski became the President and Chief Executive Officer effective
     September 1, 2002. He was Chief Financial Officer and Senior Vice President from September 2001 until May 2002 and Executive Vice President from June
     2002 until August 2002.
(4) These amounts include items such as personal use of a company automobile, group term life insurance, and/or taxable fringe benefits.

Employment Contracts and Change-In-Control Arrangements

Mr. Jagodinski is employed pursuant to an employment agreement effective September 1, 1997, which provided for an annual base salary of $150,000 subject to upward adjustment plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. The agreement is automatically extended each day so that at any given date, the time remaining under the contract will be for an additional two year period. The contract may be terminated, except as a result of a change in control or in anticipation of a change in control, upon three months written notice. The employment agreement includes provisions pursuant to which Mr. Jagodinski will receive, in the event of the termination of his employment due to a change in control or in anticipation of a change in control, an amount that in effect is equal to two times his highest salary and bonus paid during any of the previous five calendar years plus a continuation for 24 months of his insurance and fringe benefits. Mr. Jagodinski's agreement provides him the right to surrender his stock options to the Company and receive cash in lieu of stock, plus provides for certain tax protection payments of amounts paid to him under this plan. In addition, in 1997, Mr. Jagodinski was granted an option for 53,333 shares of common stock at $28.04 per share. Pursuant to the terms of this agreement, Mr. Jagodinski shall not compete with the Company for one year upon his termination in the event of a change in control.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan (the "1993 Plan") and the 1995 Long-Term Incentive Plan (the "1995 Plan"). The 1993 Plan has not been available for further grants since 1996. The Company granted options for 35,332 Shares under the 1995 Plan in 2004. All options granted under both plans vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant.

The following table sets forth certain information concerning stock options granted during fiscal 2004:

                                          Option Grants in Fiscal 2004
                                          ----------------------------
                        Number of      Percentage of Total                              Potential Realized Value at
                        Securities      Options Granted                                Assumed Annual Rates of Stock
                        Underlying      to Employees In    Exercise      Expiration    Price Appreciation of Option
Name                      Options         Fiscal Year        Price           Date                 Term (1)
----------------------- ------------  ------------------  ------------  ------------  ----------------  ------------
                                                                                             5%              10%
                                                                                      ----------------  ------------
W. Thomas Jagodinski(2)     2,666           7.545%           25.495         1/15/14         $42,746        $108,326


(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange
         Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain on exercise of options is dependent on the future performance of the Company's stock.
(2)      Automatic grant resulting from service as a director.

Options Exercised in Last Fiscal Year

The following table sets forth certain information concerning stock option exercises during 2004 and unexercised options held as of August 31, 2004 for each of the Named Officers:



Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

                                                          Number of Securities
                                                          Underlying Unexercised             Value of Unexercised
                              Shares        Gain              Options at the                In-The-Money Options at
                             Acquired     Realized            Fiscal Year End             The Fiscal Year End (1) (2)
                                on           on              ---------------             ---------------------------
                             Exercise     Exercise    Exercisable    Unexercisable        Exercisable Unexercisable
                             --------     --------    -----------    -------------        ----------- -------------

W. Thomas Jagodinski           26,312    $  545,537      257,910         156,977          $1,371,150    $1,017,912
Charles R. Dismuke             53,333     1,093,730      122,667          20,000             823,310       123,240
Ricky D. Greene                    --            --       71,000          81,000             446,230       524,680
William V. Hugie                   --            --      133,777           9,000             340,238        72,260
Thomas A. Kerby                27,333       587,187      114,577           4,200           1,240,567        32,276

(1) Based on $25.24 per Share, the August 31, 2004, market value as calculated by averaging the High and Low as quoted by the NYSE.
(2) Computation excludes "out-of-the-money" options for the following number of shares: 55,999 Shares for Mr. Jagodinski and 80,000 Shares for Dr. Hugie.


Compensation Pursuant to Plans


     Pension Plan

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21and completed one year of eligibile service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of average compensation (the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses) reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.

The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:

                               Pension Plan Table

                            Years of Credited Service

Compensation      15           20          25          30             35
------------      --           --          --          --             --

$ 25,000         3,705        4,941       6,176       6,273         6,371
$ 50,000         9,555       12,741      15,926      16,836        17,746
$ 75,000        15,405       20,541      25,676      27,398        29,121
$100,000        21,255       28,341      35,426      37,961        40,496
$150,000        32,955       43,941      54,926      59,086        63,246
$200,000        44,655       59,541      74,426      80,211        85,996
$250,000        44,889       59,853      74,816      80,633        86,451
$300,000        44,889       59,853      74,816      80,633        86,451
$400,000        44,889       59,853      74,816      80,633        86,451


The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 2004. In addition, such amounts reflect the 2004 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 2004, the most recent Pension Plan valuation date, are as follows:


                                        Years of Credited       Average Plan
        Name                                 Service           Compensation
--------------------------------- ------------------------- ------------------

W. Thomas Jagodinski                          12                 $191,333

Charles R. Dismuke, Jr.                       27                  192,067

Ricky D. Greene                                7                  139,817

William V. Hugie                              15                  158,533

Thomas A. Kerby                               10                  171,667

Defined Contribution Plan

Effective April 1, 1994, the Company established a defined contribution plan under the rules of Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. A participant may elect to contribute up to 80% of his or her eligible earnings to the 401(k) Plan, subject to certain limitations under the Internal Revenue Code. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 2004, the Company has elected not to match such contributions.

Incentive Plans

The Company maintains two incentive plans that compensate key employees and directors through the grant of options to buy shares of Common Stock. In 1993, the Company adopted the 1993 Plan, but no more options were granted under the plan effective with the adoption of the 1995 Plan. In 1995, the Company's Board of Directors adopted the 1995 Plan which the stockholders ratified at the 1996 Annual Meeting. In 2000, the 1995 Plan was amended and restated eliminating the ability of the Board of Directors to award stock appreciation rights, restricted Shares of Common Stock and performance unit credits. Pursuant to the amended and restated 1995 Plan, the Board of Directors may award stock options to officers, key employees and directors. Under the amended and restated 1995 Plan, 5,120,000 Shares are authorized for grant, which is an increase from the original 2,560,000 Shares. As of August 31, 2004, options for 5,265,027 Shares have been granted under the 1995 Plan, of which 1,285,358 have been forfeited, leaving available for grant 1,140,331 shares.

Under both plans, all stock options granted vest at a rate of 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. Shares subject to options and awards under the 1995 Plan which expire unexercised are available for new option grants and awards. The number of shares available for grant under the 1993 Plan and upon forfeitures of options outstanding thereunder has been reduced to zero, and no further option grants are being made under this plan.

                              CERTAIN TRANSACTIONS
Registration Rights

The holder of the Series M Convertible Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock is convertible. The holder has not converted the Preferred Stock as of the proxy record date.

Cotton Biotechnology Research Contracts

DeltaMax Cotton LLC, a limited liability company jointly owned with Verdia, Inc.("Verdia"), a wholly owned indirect subsidiary of DuPont, and the Company, in October 2002 entered into collaborative research agreements with Temasek Life Sciences Laboratory ("TLL"), an organization organized under the laws of Singapore, and in February 2004 and November 2004 the Company entered into license agreements for technology owned by TLL which is used in the development of cotton products. Dr. Nam-Hai Chua, a director of the Company, was the Chief Scientific Advisor of Temasek Capital from April 2001 to March 2003 and was appointed to be Corporate Advisor to Temasek Holdings from April 2003 through March 2005, and has advised TLL since April 2004. Temasek Holdings is the parent company of TLL and Temasek Capital. The value of the TLL agreements with DeltaMax and the Company exceeds $60,000; however, the agreements are not material, as defined by the Securities and Exchange Commission. The agreements also are not material for Temasek, and according to Dr. Chua he did not advise TLL on those agreements and he derives no particular or direct benefit from the agreements. Dr. Chua recuses himself from any discussion and vote regarding DeltaMax's and the Company's agreements with TLL.

In addition, Dr. Chua has been a paid consultant to Pioneer Hi-Bred International, Inc., a DuPont subsidiary, for several years and continues in this capacity. DuPont acquired Verdia in July 2004. Dr. Chua did not consult with Pioneer/Dupont regarding this acquisition and he recuses himself from any discussion and vote regarding DeltaMax.

Consulting Agreement

In February 2004, the Company entered into a consulting agreement with Stephens Inc., an investment bank, for the evaluation of certain technology transactions. Jon E. M. Jacoby, Chairman of the Board of the Company, is a director of Stephens Group, Inc. and its subsidiary, Stephens Inc. Stephens Group, Inc. is a stockholder of D&PL. The value of the contract exceeds $60,000; however, the contract is not material, as defined by the Securities and Exchange Commission. The contract is also not material for Stephens Inc., or material to Mr. Jacoby in relation to his compensation from Stephens Group, Inc. Mr. Jacoby recused himself from any discussion and vote regarding this agreement and derives no particular or direct benefit from this agreement. The Company may utilize the services of Stephens affiliates for this and other investment banking functions in the future.

Future Transactions with Affiliates and Advances

The Company requires that any transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the independent directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during fiscal 2004, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended) have been filed.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                    SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and presented at the 2006 Annual Meeting should be received by the Company no later than August 3, 2005. With regard to stockholder proposals not included in the Company's proxy statement but which a stockholder wishes to be brought before the 2005 Annual Meeting, the Company's bylaws establish an advance notice procedure which requires that the Company receive notice of such a proposal by not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. In addition to the above requirements as to timeliness, the proposals must meet certain eligibility requirements of the Securities and Exchange Commission.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders may obtain a copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: Ricky D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, or via email at ricky.d.greene@deltaandpine.com, or by accessing our website at www.deltaandpine.com under Investor Relations.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Jerome C. Hafter

                                            Jerome C. Hafter
                                            Secretary

                                                                    APPENDIX A

                           DELTA AND PINE LAND COMPANY
                             2005 OMNIBUS STOCK PLAN


                                   ARTICLE 1.
                           EFFECTIVE DATE AND PURPOSE

1.1 Effective Date. The Plan is effective as the Delta and Pine Land Company ("DPL") 2005 Omnibus Stock Plan as of ____________, 200__.

1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of DPL by increasing incentives and encouraging Share ownership on the part of DPL's Employees, Independent Contractors and Members of the Board. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options as defined in the Code, Non-Qualified Stock Options, Restricted Stock and RSUs.

                                   ARTICLE 2.
                                   DEFINITIONS

The following words and phrases shall have the following meaning unless a different meaning is plainly required by the context:

2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) fifty percent (50%) or more owned by DPL.

2.3 "Award" means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.

2.4 "Award Agreement" means the written agreement setting forth the terms and conditions applicable to an Award.

2.5 "Board" means DPL's Board of Directors.

2.6 "Change in Control" shall, in the case of Awards which are not subject to Code Section 409A, have the same meaning as defined in individual Award Agreements. In the case of any Award which is subject to Section 409A of the Code, such term shall have the meaning contemplated by such Code Section, and shall be construed and applied accordingly.

2.7 "Charitable Organization" means an organization described in Code Section 170(c)(2), 2055(a) or 2522(a), or any successor thereto.

2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 "Committee" means the Compensation Committee of the Board appointed (pursuant to Section 3.1) to administer the Plan.

2.10 "Employee" means a common-law employee of DPL, its subsidiaries, or an Affiliate designated by the Board or the Committee (collectively "an Employer"). "Employee" does not include an individual who is not contemporaneously classified as an Employee for purposes of an Employer's payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, any government agency or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Employee for purposes of this Plan. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of an Employer on an Employer's payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder.

2.11 "Exercise Price" means the price at which a Share subject to an Option may be purchased pursuant to the exercise of the Option.

2.12 "Fair Market Value" means, except as otherwise specified in a particular Award Agreement, (a) in the case of Shares that are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by such exchange on the date as of which such value is being determined or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) in the case of Shares that are not traded on an established securities exchange, the average of the bid and ask prices for such a Share, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

2.13 "Grant Date" means the date that the Award is granted.

2.14 "Immediate Family" means only (i) a person who, at the time of a transfer, is the Participant's spouse or natural or adoptive lineal ancestors or descendants, (ii) a trust for the exclusive benefit of the Participant or one or more Immediate Family member(s) or Charitable Organization(s), or (iii) a partnership, corporation, limited liability company or other entity owned exclusively by the Participant or one or more Immediate Family member(s) or Charitable Organization(s).

2.15 "Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of section 422 of the Code.

2.16 "Independent Contractor" means a person employed by DPL for a specific task, study or project who is not an "Employee."

2.17 "Member of the Board" means a duly elected and incumbent director of DPL.

2.18 "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

2.19 "Option" means an option to purchase Shares which is granted by the Committee pursuant to Article 5.

2.20 "Participant" means an Employee, Independent Contractor or Member of the Board to whom an Award has been granted and remains outstanding.

2.21 "Performance Goals" means the objectives for DPL and/or its Affiliate(s), or Participant that may be established by the Committee for a performance cycle with respect to any performance-based Awards contingently granted under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: revenue, earnings per Share, net income per Share, Share price, pre-tax profits, net earnings, net income, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, sales, total stockholder return relative to assets, total stockholder return relative to peers, financial returns (including, without limitation, return on assets, return on equity and return on investment), cost reduction targets, customer satisfaction, customer growth, employee satisfaction, gross margin, revenue growth, new contract win, or any combination of the foregoing.

2.22 "Period of Restriction" means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

2.23 "Plan" means this DPL 2005 Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.24 "Restricted Stock" means a Stock Award under which the Shares are subject to forfeiture should the Participant not be employed by DPL or a Member of the Board on the date or dates specified in the Stock Award or should the performance goals, if any, specified in the Stock Award not be met.

2.25 "RSU" or "Restricted Stock Unit" means a Stock Award subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such award have been met.

2.26 "Rule 16b-3" means Rule 16b-3  promulgated  under the 1934 Act, as amended,
and  any  future   regulation   amending,   supplementing  or  superseding  such
regulation.

2.27 "Share" means DPL's Common Stock, par value $0.10 per share or any security issued by DPL or any successor in exchange or in substitution therefor.

2.28 "Stock Award" means an Award of Restricted Stock or an RSU.

2.29 "Ten Percent Holder" means an Employee or Member of the Board (together with persons whose stock ownership is attributed to the Employee or Member of the Board pursuant to section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of DPL.

                                   ARTICLE 3.
                                 ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two Members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. It is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3 of the 1934 Act, (b) an "outside director" under section 162(m) of the Code and (c) an independent director under the rules of the New York Stock Exchange. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, and (f) interpret, amend or revoke any such procedures or rules. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Member(s) of the Board and/or officers of DPL; provided, however, that the Committee may not delegate its authority or power with respect to (a) any officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to "qualified performance-based compensation" under section 162(m) of the Code.

3.4 Decisions Binding. All determinations, decisions and interpretations by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5 Restrictions on Incentive Stock Options. Incentive Stock Options may not be granted more than 10 years from the date the Plan is adopted or the date the Plan is approved by DPL's shareholders, whichever is earlier. Incentive Stock Options are not transferable, except by will or the laws of descent. If this Plan is not approved within 12 months before or after the Effective Date, no further Incentive Stock Options may be granted and any previously granted shall remain valid but be deemed to be Non-Qualified Stock Options.

3.6 The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Performance Goals may be absolute or relative (to prior performance of DPL or or its Affiliate(s) or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

                                   ARTICLE 4.
                           SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, four and one-half million (4,500,000) Shares shall be available for grants of Awards under the Plan. The maximum number of Shares which may be issued as Restricted Stock or Restricted Stock Units shall be two million, one hundred thousand (2,100,000) Shares. The maximum number of Shares with respect to which Restricted Stock, RSUs, Options or a combination thereof may be granted during any year to any person shall be two hundred fifty thousand (250,000), subject to adjustment as provided in Section 4.3. Not by way of limitation, any or all of such authorized shares may be granted as a result of Incentive Stock Options. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof.

4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Option or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award or by reason of the delivery or withholding of Shares to pay all or a portion of the Exercise Price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under this Plan.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other similar change in the corporate structure of DPL affecting the Shares, the Committee may adjust the number, class and series of DPL's securities or the securities of any successor corporation available under the Plan, the number, class, series and purchase price of securities subject to outstanding Awards, and the numerical limit of Section 4.1 in such manner as the Committee in its sole discretion shall determine to be appropriate to prevent the dilution or diminution of such Awards. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an outstanding Award under this Plan, DPL shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the Exercise Price or Base Price, if any, of such Award.

                                   ARTICLE 5.
                                  STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, that no Option shall be granted more than ten years after the date this Plan is adopted by the Board.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of DPL, or any parent or subsidiary as defined in section 424 of the Code) exceeds the amount established by the Code, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. No Agreement shall provide any compensation deferral feature, other than the ability to exercise the Option at a future date.

5.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion.

5.3.1 Non-Qualified Stock Options. In the case of a Non-Qualified Stock Option, the Committee shall determine the Exercise Price which may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. The Committee may grant Options under the Plan that are intended to be ISOs. All or any portion of the shares authorized for use under the Plan may be issued as ISO shares. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), as well as Treasury Regulations and other binding guidance issued thereunder. In furtherance of this intent, and not by way of limitation:

         (i) All ISOs shall be written, whether on paper or in electronic form.

         (ii) All or any portion of the shares authorized for use under the Plan may be issued as ISO shares.

         (iii) Each share of stock will be treated separately for purposes of applying the ISO rules.

         (iv)  No ISO may be granted to any  individual  who is not, at the time of grant, an employee of the Company or a related corporation, within the contemplation of Section 422(b) of the Code. An ISO may only be granted for a reason connected with such employment. If an ISO is assumed or a new ISO is substituted under circumstances permitted under Treas. Reg. 1.424-1(a), the optionee must be an employee (or a former employee within the prior 3 month period) of the corporation assuming or substituting the ISO, or a related corporation with respect to same. For this purpose, the employment relationship will be treated as continuing to exist during a military leave, sick leave or other bona fide leave of absence of up to 3 months, or for such longer period as the individual's right to reemployment is provided by statute or contract. In the absence of any such right, the employment relationship is deemed to terminate on the day after such 3 month period, at which time the 3 month maximum exercise period will begin. If an individual satisfies these employment requirements, and if the option provides for exercise by the individual's estate, or for exercise by an heir as a result of distribution of the ISO from the estate, then the estate or heir, as applicable may exercise the ISO within such period following the former employee's death as may be permitted by applicable Treasury Regulations, but in no event longer than one year from such date of death. In the event of the disability of an optionee, an ISO may be exercised for so long as the individual's employment relationship continues, and thereafter for such period as may be permitted by applicable Treasury Regulations, but in no event longer than one year from the date the individual's right to reemployment by statute or contract ceases.

         (v) No ISO may be granted at an Option Price which is less than the Fair Market Value of a Share on the date the ISO is granted. Fair Market Value may be determined for this purpose under any reasonable valuation method.

         (vi) No ISO may be granted to the extent that the aggregate Fair Market Value at grant of the stock with respect to which the ISO is first exercisable in any calendar year (under all plans of the Company or any parent or subsidiary thereof) exceeds $100,000. For this purpose, Options shall be taken into account in the order granted. To the extent any grant exceeds such limit, such grant shall be made, and in any event treated for all purposes, as a Non-Qualified Stock Option. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

         (vii) No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (A) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted, and (B) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. For purposes of administration of the ISO provisions of the Plan, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         (viii)An ISO may be granted only under an Option which is not transferable other than by will or the laws of descent and distribution, nor which is exercisable during the grantee's lifetime other than by the grantee. No ISO will be granted unless, by its terms, it is to be treated as an ISO. No ISO may be granted unless this Plan is approved by the shareholders of the Company within twelve months before or after the Plan is adopted by the Board.

         (ix) No ISO may be granted after an amendment to the Plan which increases the number of shares which may be issued under Options or which changes the employees or classes of employees eligible to receive Options unless such amendment is approved by the shareholders of the Company.

         (x) Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

         (xi) In no event shall any member of the Committee, the Company or any of its affiliates (or their respective employees, officers or directors) have any liability to any participant (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

5.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the Exercisability of the Option. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6 Method of Exercise. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of DPL (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share. The Exercise Price shall be payable to DPL in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise
(a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, DPL shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws. In general, Shares of Restricted Stock and Non-Qualified Stock Options are generally subject to the restrictions on transfer, etc. set forth in Section 6.3. However, the Committee may, in its sole discretion, permit assignment of Restricted Stock and/or Non-Qualified Stock Options to the Participant's Immediate Family or to a Charitable Organization.

                                   ARTICLE 6.
                                  STOCK AWARDS

6.1 Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that no Stock Award shall be granted, administered or modified in a manner which would result in an additional tax under Code Section 409A(a)(1)(B)(i)(II), and any nonconforming provision, administration or modification shall be void ab initio.

6.2 Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder's name or a nominee's name at the discretion of DPL and may bear a legend as described in Section
7.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by DPL as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment
(including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by DPL, which would permit transfer to DPL of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Delta and Pine Land Company 2005 Omnibus Stock Plan (the "Plan"), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of DPL."

6.5 Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to DPL's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant. In the case of any Award which is subject to Code Section 409A, under no circumstances may the vesting or other material restrictions associated with such Award be removed or modified in a manner which would result in an acceleration of any benefit, right or feature of such Stock Award, within the contemplation of Section 409A.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with DPL and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock or RSUs for which restrictions have not lapsed shall revert to DPL and again shall become available for Awards under the Plan.

6.9 Code Section 409A. Notwithstanding any other provision of this Plan, any Award from the Plan which is subject to Code Section 409A is intended to conform with such Code Section in a manner which avoids any increase in tax or interest rates pursuant thereto. Without limitation of the foregoing, no such Award shall provide for or permit a distribution of compensation other than upon a separation from service, disability, death, a specified time or pursuant to a fixed schedule, a Change in Control, or an unforeseeable emergency, each as contemplated by Code Section 409A. In the case of any distribution to a "specified employee" under such Section, based on a separation from service, in no event shall such distribution be made earlier than six (6) months after the separation from service. Any election of an individual to defer the receipt of compensation may be made only by the end of the year prior to the year in which the compensation is earned, or at such other time as may be provided in Treasury Regulations; provided that in an individual's initial year of eligibility a deferral election may be made within 30 days after the initial date of eligibility; further provided that performance-based compensation earned over a period of at least 12 months may be deferred under an election made at least 6 months before the end of the period. No provision of any such award shall permit any acceleration of benefits under circumstances proscribed by Section 409A. Changes in the time or form of payment may be permitted only under circumstances which would not subject the holder of any Award to taxation pursuant to Code
Section 409A.

                                   ARTICLE 7.
                                  MISCELLANEOUS

7.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of DPL to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between DPL and any one of its Affiliates (or between Affiliates) shall not be deemed either a separation from service or a termination of employment. Employment with DPL and Affiliates is on an at-will basis only.

7.2 Participation. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

7.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by DPL against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with DPL's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give DPL an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under DPL's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that DPL may have to indemnify them or hold them harmless.

7.4 Successors. All obligations of DPL under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to DPL, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of DPL.

7.5 Beneficiary Designations. Subject to the restrictions in section 8.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. For purposes of this section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

7.6 Nontransferability of Awards. Unless otherwise determined by the Committee with respect to an Award other than an Incentive Stock Option, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. The Committee may in its discretion permit a transfer of an Award to a member of the Participant's Immediate Family or to a Charitable Organization. Except as may be so permitted, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant's legal representative.

7.7 No Rights as Stockholder.  Except to the limited extent provided in Sections
7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of DPL with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of DPL or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

7.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), DPL shall have the power and the right to deduct or withhold, or require a Participant to remit to DPL, an amount sufficient to satisfy federal, state, local and foreign taxes (including, but not limited to, the Participant's FICA and SDI obligations) required to be withheld with respect to such Award (or exercise thereof).

7.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having DPL withhold otherwise deliverable Shares, or (b) delivering to DPL already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

7.10 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time DPL determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to DPL. DPL may require that certificates evidencing shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

7.11 Change in Control. (a) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under section 12 of the 1934 Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control. In the event of any such substitution, the Exercise Price per share in the case of an Option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options without an increase in the aggregate Exercise Price. (b) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the 1934 Act, each outstanding Award shall be surrendered to DPL by the holder thereof, and each such Award shall immediately be cancelled by DPL, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from DPL in an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such award on the date of the Change in Control.

7.12 Non-Competition Requirement. Notwithstanding any other provision of this Plan or the terms of any Award under the Plan, a Participant or transferee from a Participant shall forfeit all unexercised, unearned and/or unpaid Awards, both vested and non-vested, including without limitation Awards earned or vested but not yet paid or exercised, all unpaid dividends and dividend equivalents, and all interest , if any accrued on the foregoing, if (i) in the opinion of the Committee (whose determination shall be final, exclusive and binding) the grantee without the written consent of DPL engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by DPL or any of its Affiliates; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer (whose determination shall be final, exclusive and binding) is inimical to the best interests of DPL.

                                   ARTICLE 8.
                       AMENDMENT, TERMINATION AND DURATION

8.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including section 422 of the Code, section 162(m) of the Code and (c) the rules of the New York Stock Exchange. No termination of the Plan shall be the basis for distribution of any deferred compensation which is subject to Code Section 409A. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

8.2 Duration of the Plan. The Plan shall, subject to Section 9.1 (regarding the Board's right to amend or terminate the Plan), terminate ten years after adoption, unless earlier terminated by the Board. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

                                   ARTICLE 9.
                               LEGAL CONSTRUCTION

9.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

9.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

9.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

9.6 Incentive Stock Options. Should any Option granted under this Plan be designated an "Incentive Stock Option," but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

      Executed as of the day and year first above written.

                            DELTA AND PINE LAND COMPANY
                            By:
                               ------------------------------------------------
                            Its:
                               ------------------------------------------------